Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the caption “Financial Highlights” in the Prospectus and “Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference of our report dated October 7, 2011 in the Registration Statement (Form N-1A) of Nuveen Strategy Funds, Inc. filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 36 under the Securities Act of 1933 (Registration No. 033-07463).

Minneapolis, Minnesota

December 16, 2011